77Q1(e)  Copies of any new or amended registrant investment advisory contracts;

(e)(1)

Amendment to Investment Advisory Agreement between the Registrant and ALPS Advisors, Inc. with  regard to Ibbotson Conservative ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Aggressive Growth ETF Asset Allocation Portfolio, Ibbotson MVP ETF Portfolio and ALPS/Alerian Energy Infrastructure Portfolio incorporated by reference to Exhibit (d)(iii) to Post-Effective Amendment No. 10 to the Registration Statement filed with the Commission on April 5, 2013.

(e)(2)

Amendment to Sub-Advisory Agreement between the Registrant, ALPS Advisors, Inc. and Ibbotson Associates, Inc. with regard to Ibbotson Conservative ETF Asset Allocation Portfolio, Ibbotson Income and Growth ETF Asset Allocation Portfolio, Ibbotson Balanced ETF Asset Allocation Portfolio, Ibbotson Growth ETF Asset Allocation Portfolio, Ibbotson Aggressive Growth ETF Asset Allocation Portfolio and Ibbotson MVP ETF Portfolio incorporated by reference to Exhibit (d)(iv) to Post-Effective Amendment No. 10 to the Registration Statement filed with the Commission on April 5, 2013.